UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 15, 2014

Date of Report (Date of earliest event reported)

NANO LABS CORP.
(Exact name of registrant as specified in its charter)

Colorado	333-171658	84-1307164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Ford Building 615 Griswold Street, 17th Floor Suite 1715 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

(888) 806-2315

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On approximately December 15, 2014, the Board of Directors of Nano Labs Corp., a Colorado corporation (the “Company”), was advised by its independent public accountants, Terry L. Johnson, CPA (“Johnson”), that its financial statements for the three month period ended Septmber 30, 2014 as filed with the Securities and Exchange Commission on Form 10-Q (the “Financial Statements”) could not be relied upon. The Financial Statements were not reviewed by Johnson.

As a result, the Board of Directors of the Company concluded on December 15, 2014 that its previously filed Financial Statements for the three month period ended Septembe 30, 2014 could not be relied upon based upon the fact that the Financial Statements were not reviewed by Johnson.

The Company will be filing an amendment to its Form 10-Q the three month period ended September 30, 2014 including reviewed financial statements. The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company's legal counsel on approximately December 15, 2014. The confirmation from the Company's current independent public accountants is attached hereto as Exhibit 16.1.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1	Letter from Terry L. Johnson, CPA dated December 22, 2014 regarding confirmation of Section 4.02(b).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANO LABS CORP.

DATE: February 5, 2015	By:	/s/ Bernardo Camacho Chararria
	Name:	Bernardo Camacho Chararria
	Title:	President/Chief Executive Officer